Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of DXP Enterprises, Inc. of our report dated March 11, 2014, relating to the consolidated financial statements of DXP Enterprises, Inc., appearing in the Annual Report on Form 10-K of DXP Enterprises, Inc. for the year ended December 31, 2013.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Hein & Associates LLP

Houston, Texas

August 19, 2016